 EXHIBIT 10.11

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made and entered into this 8/21/2021 (“Effective Date” herein), by and between EverAsia Financial Group, Inc. a Corporation formed under the laws of the State of Florida, USA (“Consultant” herein) and Sidus Space, Inc. a Corporation formed under the laws of Delaware (“Client” herein). Consultant and Client shall, at times, be referred to collectively as the “Parties”.

WHEREAS, Consultant is in the business of providing fractional CFO services, business creations, financing, combinations, strategic and financial planning, mergers and acquisitions, going public, growth and development, securities regulation and compliance (the “Services”) AND;

WHEREAS, Client desires to engage Consultant to provide the Services with respect to the business activities of Client, AND;

WHEREAS, Client and Consultant desire that the terms and conditions of such engagement, by and between the parties, be set forth in writing

NOW THEREFORE, in consideration of the mutual covenants, agreements, and terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

I.	DUTIES AND OBLIGATIONS OF CONSULTANT

a.

Consultant shall be engaged as the “Chief Financial Officer” of the Client during the term of this agreement and shall provide the Services that are customary of the position and generally described in Appendix A of this document. Further, Consultant’s President and CEO, Scott J. Silverman (“Silverman”), shall act as an authorizing signatory on periodic filings with the SEC as required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002, as amended, and other documents, as shall be required from time to time.

II.	DUTIES AND OBLIGATIONS OF CLIENT

a.	Client agrees to promptly and timely provide any and all documentation requested by Consultant to perform the obligations as set forth herein

b.

Client agrees to cause its officers, directors and/or employees to attend all meetings, given reasonable and sufficient prior notice of time, place, and agenda, which may be scheduled by Consultant for the purpose of furthering the business of Client and carrying out Consultant’s duties as defined herein.

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c.	Client agrees to promptly and timely transfer and convey any and all compensation to Consultant as provided herein.

d.	During the term under this Agreement, the Client shall include Consultant as an insured under its officers and directors insurance policy with a Side A coverage

III.	TERM:

	a.	Initial Term: Consultant shall provide services hereunder for a period of 1 (“One”) year from the Effective Date (the “Initial Term”).

	b.	Renewal Terms: This Agreement shall automatically renew for 3 (“Three”) month Renewal Terms (“Renewal Terms”) after the Initial Term. Client or Consultant shall have the right to terminate any Renewal Term with 30 days’ written notice to the other party. In the event of non- payment, Consultant shall have the right to terminate the Agreement upon 15 days’ notice. The date upon which this Agreement expires or is otherwise terminated is the “Termination Date”.

IV.

 TERMINATION WITHOUT CAUSE: In the event of Client’s Termination of this Agreement Without Cause, Client shall not be entitled to any refund of prepaid fees, and shall immediately pay to Consultant any and all Unpaid Expenses due and payable hereunder through the termination date and an Early Termination Fee (“ETF”) equal to two (2) months of Consulting fees. Notwithstanding the foregoing, Client shall have the right to terminate this Agreement within the first forty-five (45) days of the Initial Term without incurring an ETF.

V.

TERMINATION FOR CAUSE: In the event Client unilaterally terminates Agreement prior to maturity for cause, Client shall not be entitled to any refund of prepaid fees, and shall immediately pay to Consultant all Consulting Fees and Unpaid Expenses due and payable through the date of termination. “Cause” shall mean (i) the commission of a material act of fraud, embezzlement or misappropriation, which is intended to result in substantial personal enrichment of Consultant in connection with Consultant engagement with the Company; (ii) Consultant’s willful misconduct, gross negligence, act of dishonesty or breach of trust in connection with Consultant’s engagement; (iii) Consultant’s indictment for or charge with (and in connection with which there is the commencement of a criminal trial), or plea of nolo contendere, to a crime constituting a felony (other than traffic-related offenses) or any other criminal offense involving fraud, dishonesty, misappropriation or serious moral turpitude; (iv) Consultant’s breach of any non-solicitation or non-competition obligations to the Company or its affiliates, including without limitation, those set forth herein or Consultant’s willful, grossly negligent, or reckless breach of any confidentiality obligations to the Company or its affiliates; or (v) Consultant’s (1) material failure to perform Consultant’s duties as set forth in this Agreement, and (2) failure to “cure” any such failure within thirty (30) days after receipt of written notice from the Company delineating the specific acts that constituted such material failure and the specific actions necessary, if any, to “cure” such failure.

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VI.	FEES AND EXPENSE REIMBURSEMENT

a.	Client shall compensate Consultant, or assigns, $7,500 per month (“Initial Rate”) for the Initial Term and any Renewal Terms.

b.

All expenses over $500 shall be pre-approved in writing by the Client. Consultant shall be entitled to reimbursement of all reasonable expenses, paid on behalf of the Client within 15 days of submission; provided that appropriate receipts are provided to Client.

c.	Consultant shall be entitled to advanced reimbursement of all travel expenses in accordance with the following guidelines:

i.

Client shall reimburse Consultant for all reasonable travel costs, including, but not limited to, BUSINESS CLASS AIR TRAVEL ON ALL FLIGHTS 5 HOURS OR LONGER, economy class air travel on all flights under 5 hours, hotel, car rental, airport transfers and meals for Consultant.

ii.	All other related travel costs pertaining to Consultant’s performance of Consultant’s duties pursuant to this Agreement

d.

Consultant shall invoice Client on the first day of the month for services in advance for that month. All payments due hereunder shall be due and payable by the 10th day of the month. Failure to make any payment when due shall constitute a Termination Without Cause by Client, pursuant to Section IV above.

VII.	CONFIDENTIAL INFORMATION

a.

Consultant shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him or her during the course of or as an incident to his or her performance of services hereunder, relating to the Client or any of its subsidiaries or affiliates, the officers of the Client or its subsidiaries or affiliates, any client of the Client or any of its subsidiaries, or any corporation, partnership or other entity owned or  controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information as well as information developed by Consultant in the course of his or her services for the Client or for the benefit of the Client.

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b.

All information and documents relating to the Client, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Client, and Consultant shall use his best efforts to prevent any publication or disclosure thereof, without the consent of the Client. Upon termination of Consultant’s engagement with the Client, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Consultant’s possession or control shall be returned and left with the Client.

c.

Any inventions, discoveries, concepts or ideas, or expressions thereof, whether or not subject to patents, copyrights, trademarks or service mark protections, and whether or not reduced to practice, conceived or developed by Consultant while retained by the Client which relate to or result from the actual or anticipated business, work, research or investigation of the Client or any business transactions entered into by Consultant or his affiliates, including joint ventures, partnerships, plans, strategies, contracts and arrangements related to any of the foregoing shall be the sole and exclusive property of the Client. Consultant will do all things reasonably requested by the Client to assign to and vest in the Client the entire right, title and interest to any such inventions, discoveries, concepts, ideas or expressions thereof.

d.

The Consultant hereby covenants and agrees that during the Initial Term and any Renewal Term and for a period of one year following the termination date of this Agreement, the Consultant will not, without the prior written consent of the Client, such consent which shall not be unreasonably withheld, directly or indirectly, on Consultant’s own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, executive, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area.

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For the purpose of this Section VII (d.) “Competing Business” means the current business of the Company and (ii) “Covered Area” means all geographical areas of the United States and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents. Notwithstanding the foregoing, the Consultant may own shares of companies whose securities are publicly traded, so long as ownership of such securities do not constitute more than three percent (3%) of the outstanding securities of any such company.

e.

Consultant further agrees that during the Initial Term and any Renewal Term and for a period of one (1) year from the termination date of this Agreement, the Consultant will not divert any business of the Client and/or its affiliates or any customers or suppliers of the Client and/or the Client’s and/or its affiliates’ business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Client and/or its affiliates; provided, however, that the foregoing provisions shall not apply to a general advertisement or solicitation program that is not specifically targeted at such employees

VIII.	INDEMNIFICATION:

a.

Notwithstanding any other term of this Agreement, Client agrees to indemnify and hold harmless Consultant, its officers and directors , and each person, if any, who controls Consultant within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any agents or employees of Consultant (the “Indemnitees”), from and against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement (including, but not limited to, actions in the form of tort, warranty, or strict liability), unless such claims arise from the sole gross negligence or sole willful misconduct of Consultant in connection with Consultant’s work hereunder.

b.

Notwithstanding any provision to the contrary, nothing in this Agreement limits or excludes either party’s liability to the extent it relates to: death or personal injury caused by its negligence; fraud; fraudulent misrepresentation; or any other liability which may not be lawfully limited or excluded.

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c.

Neither party shall be liable for consequential, special, incidental or indirect losses including, without limitation, (i) loss of profits, revenue or goodwill; (ii) loss of business or (iii) loss of anticipated savings.

d.

Each party agrees to use all reasonable endeavors to mitigate any losses which it may suffer under or in connection with this Agreement (including in relation to any losses covered by an indemnity) and any amounts it seeks from the other party in respect of any such liability.

IX.	AMENDMENT AND MODIFICATION: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made

X.	DISPUTE RESOLUTION

a.

In the event that Consultant shall be found in default with respect to any obligation hereunder, then Client shall, after service of written notice of such default to Consultant, and after a period of Twenty (20) days within which Consultant shall have the duty to cure such default, and Consultant fails to cure the default, Client shall have the right to seek remedy as provided herein.

b.

In the event of a dispute, the parties agree to first resolve such matters through mediation. If the mediator cannot be agreed upon, each party will appoint one mediator and a third will be selected by the other two who will mediate the issue(s). If the dispute is not settled after the mediation attempt, then the parties may bring suit

c.

In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

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XI.	SEVERABILITY: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

XII.	Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

EverAsia Financial Group, Inc. 8950 SW 74th Ct

Ste 2201-A44

Miami, FL 33156

Facsimile: +1 (786) 233-7113

Email: scott@everasia.net

If to the Client:

Sidus Space

150 N Sykes Creek Pkwy. Ste 200

Merritt Island, FL 32953

Email: carol.craig@sidusspace.com

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XIII.	ENTIRE AGREEMENT: This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement. The failure by either party to insist on strict performance of any term or condition contained in this Agreement shall not be construed by the other party as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

XIV.	GOVERNING LAW: This Agreement shall be governed by the laws of the State of Florida, and the venue for the resolution of any dispute arising thereof shall be in Miami-Dade County, Florida.

XV.	ATTORNEY’S FEES: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court

XVI.	FORCE MAJEURE: Neither party shall be liable for the failure to perform its obligations under this Agreement due to events beyond such party’s reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God or acts in compliance with any applicable law, regulation or order (whether valid or invalid) of any court or governmental body.

XVII.	BINDING EFFECT: This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Neither party shall assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of the other party

XVIII.	COUNTERPARTS: This document may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have set forth their hands in agreement on this the day and date first above written.

Consultant		Client

By:	/s/ Scott J. Silverman	By:	/s/ Carol Craig
	Scott J. Silverman		Carol Craig
	Chief Executive Officer		CEO

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Appendix A – Job Description

Reporting directly to the CEO, responsible for oversight of Financial Analysis, Budgeting and Forecasting, Implementing Financial and Accounting Policies, Managing Finance and Accounting teams and acting as Strategic business partner to the senior executive leadership team.

Duties shall include, but not be limited to, the oversight and/or direct completion of the following:

•	Assess and evaluate both short-term and long-term financial performance of organization with regard to operational goals, budgets and forecasts
•	Communicate, engage and interact with Board of Directors, CEO, COO and Executive Leadership Team
•	Create and establish yearly financial objectives that align with the company’s plan for growth and expansion
•	Recruit, interview, hire and manage finance, accounting and payroll staff as required
•	Serve as a key member of executive leadership team
•	Participate in pivotal decisions as they relate to strategic initiatives and operational models
•	Interact with and bring department into line with Board of Directors’ plans, initiatives and recommendations
•	Implement policies, procedures and processes as deemed appropriate by senior leadership team
•	Develop, improve and issue timely monthly financial records and reports for the CEO following GAAP principals
•	Manage cash flow planning process and ensure funds availability
•	Oversee weekly cash management and AP Department, approve large payables, sign checks, authorize large wires and ACHs
•	Oversee cash, investments and asset management area
•	Explore new investment opportunities and provide recommendations on potential returns and risks
•	Maintain outstanding banking relationships and strategic alliances with vendors and business partners
•	Supervise Accounts Receivable management and provide guidance relating to the collection process
•	Safeguard assets and assure accurate and timely recording of all transactions by implementing disciplines of internal audits, controls and checks across all accounting related departments
•	Prepare reports required by regulatory agencies
•	Assist in preparation of company tax returns
•	Review and ensure application of appropriate internal controls, SOX compliance and financial procedures

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 Position Requirements:

•	Bachelor’s Degree in Finance, Accounting, or Business Administration
•	Minimum of 10 years of financial management experience in a publicly traded corporation
•	Outstanding knowledge and understanding of GAAP, IFRS, SOX compliance and SEC reporting
•	Ensure compliance with SEC regulations including the timely and accurate filings of the 10-Q and 10-K
•	Thorough understanding of DCAA requirements
•	ERP systems implementation and hands-on experience
•	Experience in cost accounting, forecasting, and financial analysis
•	Strong analytical and problem-solving skills required
•	Able to handle multiple tasks and maintain control and order over same
•	Exceptional work ethic
•	Outstanding communication and presentation skills
•	Conform with and abide by all regulations, policies, work procedures, and instructions

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